Exhibit 10.1

FIRST AMENDMENT TO SENIOR SECURED SUPER PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT

This First Amendment to Senior Secured Super Priority Debtor-in-Possession Credit Agreement (this “First Amendment”), dated as of February 10, 2020, is effective as of January 9, 2020 (the “First Amendment Effective Date”), by and among APPROACH RESOURCES INC., a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), each Guarantor set forth on the signature pages hereto (collectively with the Borrower, the “Credit Parties”) and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (the “Administrative Agent”) and each of the Lenders party hereto, which constitute the Majority Lenders (the “Consenting Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the financial institutions party thereto as Lenders are parties to that certain Senior Secured Super Priority Debtor-in-Possession Credit Agreement, dated as of December 18, 2019 (the “Credit Agreement”, and the Credit Agreement as amended hereby and as otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Amended Credit Agreement); and

WHEREAS, the parties hereto desire to amend certain terms of the Credit Agreement as set forth herein to modify certain Case Milestones, to be effective as of the First Amendment Effective Date; and

WHEREAS, subject to and upon the terms and conditions set forth herein, the Consenting Lenders have agreed to enter into this First Amendment.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Credit Parties, the Administrative Agent and the Consenting Lenders hereby agree as follows:

Section 1.Amendments.  In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended, effective as of the First Amendment Effective Date, in the manner provided in this Section 1.

1.1Amendments to Case Milestones.  Clauses (c) and (d) of Section 8.18 of the Credit Agreement are hereby amended and restated in their respective entirety to read in full as follows:

(c)The following Case Milestones in respect of an Acceptable Plan shall be achieved:

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(i)Not later than March 9, 2020, the Credit Parties shall have filed in the Bankruptcy Court an Acceptable Plan, a corresponding disclosure statement (the “Disclosure Statement”), and a motion seeking approval of the Disclosure Statement, in each case other than the Acceptable Plan, in form and substance reasonably acceptable to the Administrative Agent and the Prepetition Administrative Agent.

(ii)Not later than April 6, 2020, the Credit Parties shall have scheduled a hearing on approval of the Disclosure Statement and obtained entry of the order by the Bankruptcy Court approving the Disclosure Statement in form and substance reasonably acceptable to the Administrative Agent and the Prepetition Administrative Agent.

(iii)Not later than May 22, 2020, the Credit Parties shall have scheduled a hearing to confirm the Acceptable Plan and obtained entry by the Bankruptcy Court of the order confirming the Acceptable Plan (the “Confirmation Order”), in form and substance reasonably acceptable to the Administrative Agent and the Prepetition Administrative Agent.

(iv)Not later than June 22, 2020, the effective date of the Acceptable Plan shall have occurred and the Credit Parties shall have discharged the Loans by (i) Payment in Full of the Indebtedness or (ii) such other treatment as acceptable to the Majority Lenders and the Credit Parties.

(d)The following Case Milestones in respect of a Section 363 Sale shall be achieved:

(i)Not later than December 11, 2019, the Credit Parties shall have filed a motion in the Bankruptcy Court, in form and substance reasonably acceptable to the Administrative Agent and the Prepetition Administrative Agent, seeking approval of (a) a sale (the “Sale Transaction”) of substantially all assets of the Credit Parties, (b) bidding procedures, (c) required minimum bid levels, and (d) credit bid rights or other Acceptable Plan toggle rights, in each case as determined by the Administrative Agent and the Prepetition Administrative Agent (clauses (b)-(d) collectively, the “Bid Procedures”), and related relief in connection with the Sale Transaction (the “Bid Procedures and Sale Motion”).

(ii)Not later than January 9, 2020, (a) the Credit Parties shall have scheduled a hearing on the Bid Procedures and Sale Motion, and (b) the Credit Parties shall have obtained entry of an order, in form and substance acceptable to the Administrative Agent and the Prepetition Administrative Agent, approving the Bid Procedures and setting a date for the hearing to approve the Sale Transaction.

(iii)Not later than February 14, 2020 (the “Bid Deadline”), the Credit Parties shall have received qualified bids for the Sale Transaction.

(iv)Not later than February 26, 2020, the Credit Parties shall have commenced the auction contemplated by the Bid Procedures.

(v)Not later than March 6, 2020, the Credit Parties shall have obtained entry of an order by the Bankruptcy Court (the “Sale Approval Order”), in form and substance acceptable to the Administrative Agent and the Prepetition Administrative Agent in all respects, approving the Sale Transaction.

(vi)Unless an Acceptable Plan is being pursued in accordance with clause (d) above, not later than March 26, 2020, the Credit Parties shall have discharged the Loans by (i) Payment in Full of the Indebtedness or (ii) such other treatment as acceptable to the Majority Lenders and the Credit Parties.

Section 2.Conditions Precedent.  The effectiveness of the amendments to the Credit Agreement contained in Section 1 hereof are each subject to satisfaction of each of the following conditions precedent:

2.1Counterparts.  The Administrative Agent shall have received executed counterparts of this First Amendment from the Credit Parties and the Majority Lenders.

2.2364 Financing.  No Bankruptcy Court order has been entered authorizing the Credit Parties to obtain financing or credit pursuant to Section 364 of the Bankruptcy Code from any Person other than the Secured Parties secured by a security interest or having the priority of an administrative claim unless otherwise consented to by the Administrative Agent in writing.

2.3DIP Order.  The DIP Order shall be in full force and effect and shall not have been vacated, reversed, modified, or amended, unless otherwise consented to by the Administrative Agent in writing and, in the event that such order is the subject of any pending appeal, no performance of any obligation of any party hereto shall have been stayed pending appeal.  For the avoidance of doubt, this First Amendment constitutes and is intended to constitute the Administrative Agent’s written consent to any modification or amendment to the DIP Order as provided for in the Order Approving (A) Bid Procedures; (B) the Form and Manner of Notice; (C) the Procedures for Determining Cure Amounts for Executory and Unexpired Leases; and (D) Granting Related Relief [Dkt. No. 184] previously entered by the Bankruptcy Court.

The Administrative Agent shall notify the Borrower and the Lenders of the effectiveness of this First Amendment, and such notice shall be conclusive and binding.

Section 3.Representations and Warranties of the Credit Parties.  To induce the Consenting Lenders and the Administrative Agent to enter into this First Amendment, each Credit Party hereby represents and warrants to the Lenders and the Administrative Agent as of the First Amendment Effective Date as follows:

3.1Reaffirm Existing Representations and Warranties.  Each representation and warranty of each Credit Party contained in the Amended Credit Agreement and the other Loan Documents is true and correct in all material respects on the date hereof and will be true and correct in all material respects after giving effect to the amendments set forth in Section 1 hereof, except (a) to the extent such representations and warranties are expressly limited to an earlier date, such representations and warranties shall be true and correct in all material respects as of such specified earlier date, and (b) to the extent such representations and warranties are qualified by materiality or Material Adverse Effect, such representations and warranties shall be true and correct in all respects.

3.2Approvals; No Conflicts.  The execution, delivery and performance by the Borrower and the other Credit Parties of this First Amendment and the other Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority (including the Bankruptcy Court) or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default under the Amended Credit Agreement, would not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower or any Restricted Subsidiary or any order of any Governmental Authority (including the DIP Order), (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower or any Restricted Subsidiary or any of their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than the Liens created by the Loan Documents).

3.3Authority and Enforceability.  This First Amendment and each other Loan Document delivered by any Credit Party on or prior to the First Amendment Effective date has been duly executed and delivered by such Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.4No Default.  No Default has occurred and is continuing.

Section 4.Miscellaneous.

4.1Reaffirmation of Loan Documents; Extension of Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect.  The amendments contemplated hereby shall not limit or impair any Liens securing the Indebtedness, each of which are hereby ratified, affirmed and extended to secure the Indebtedness after giving effect to this First Amendment.

4.2Parties in Interest.  All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3Counterparts.  This First Amendment may be executed in counterparts, and all parties need not execute the same counterpart.  Facsimiles or other electronic transmission (e.g. .pdf) shall be effective as originals.

4.4Complete Agreement.  THIS FIRST AMENDMENT, THE AMENDED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL

AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

4.5Headings.  The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.

4.6Effectiveness.  This First Amendment shall be effective automatically and without necessity of any further action by the Credit Parties, the Administrative Agent or the Lenders when counterparts hereof have been executed by the Credit Parties, the Administrative Agent and the Consenting Lenders, and all conditions to the effectiveness hereof set forth herein have been satisfied.

4.7Governing Law.  This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

4.8Severability.  Any provision of this First Amendment which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed on the date and year first above written.

BORROWER:	APPROACH RESOURCES INC., a Delaware corporation

By:  /s/ Sergei Krylov

Name:  Sergei Krylov

Title:    President and Chief Executive Officer

GUARANTORS:	APPROACH OPERATING, LLC,

a Delaware limited liability company

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:  President and Chief Executive Officer

APPROACH RESOURCES I, LP,

a Texas limited partnership

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:   President and Chief Executive Officer

APPROACH OIL & GAS INC.,

a Delaware corporation

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:   President and Chief Executive Officer

APPROACH DELAWARE, LLC,

a Delaware limited liability company

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:   President and Chief Executive Officer

APPROACH SERVICES, LLC,

a Delaware limited liability company

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:   President and Chief Executive Officer

APPROACH MIDSTREAM HOLDINGS LLC,

a Delaware limited liability company

By:/s/ Sergei Krylov

Name:Sergei Krylov

Title:   President and Chief Executive Officer

ADMINISTRATIVE AGENTJPMORGAN CHASE BANK, N.A. as

AND LENDER:Administrative Agent, a Lender and Issuing Bank

By:  /s/ David Morris

Name:  David Morris

Title: Authorized Officer

LENDERS:	KeyBank national association, as a Lender

By:  /s/ Dale Conder

Name:  Dale Conder

Title: SVP

frost bank, as a Lender

By: /s/ Teresa Woods

Name:  Teresa Woods

Title: Senior Vice President

WElls fargo bank, n.a., as a Lender

By: /s/ Michael Thomas

Name:  Michael Thomas

Title: Senior Vice President

capital one, national association, as a Lender

By:   /s/ Michael P. Robinson

Name:  Michael P. Robinson

Title: Vice President

comerica bank, as a Lender

By: /s/ Cynthia B. Jones

Name:  Cynthia B. Jones

Title: Vice President

HANCOCK whitney bank, as a Lender

By: /s/ Eric K. Sander

Name:  Eric K. Sander

Title:    Vice President